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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We hereby consent to the incorporation by reference in the Prospectus constituting a part of Registration Statement No. 33-88424 on Form S-8 of our report dated March 24, 1999, relating to our audit of the consolidated financial statements of Specialty Retail Group, Inc. and subsidiaries as of and for the year ended June 28, 1998 appearing in the Company's Annual Report on Form 10-KSB for the year ended June 28, 1998.



Richard A. Eisner & Company, LLP

New York, New York
April 19, 1999